UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 N 1st Avenue
Ste. 200
Minneapolis, MN 55401
(Address of principal executive offices, including zip code)

+1 (651) 504 5402
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Company advises that Kathleen Pierce-Gilmore, a member of the Board of Directors of Sezzle Inc. (the "Company"), notified the Company that she has tendered her resignation from the Company's Board of Directors effective April 24, 2023. Ms. Pierce-Gilmore's decision to resign is as a result of certain requirements of a new employment relationship and a potential conflict of interest, meaning that she is unable to dedicate the time, effort and independence required in her role as a director of Sezzle. Her decision to resign was not made because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
Commenting on Ms Pierce-Gilmore's resignation, Sezzle's CEO and Executive Chairman, Charlie Youakim, said:

"On behalf of the Board I would like to thank Kathleen for her significant contribution and commitment to the Company in the role of non-executive director since 2019. While we are disappointed to lose someone with the experience and insight of Kathleen, the Board understands the need for her to resign at this point in time and we wish her well in her future endeavours."

Ms Pierce-Gilmore added:

"Being a part of the Sezzle journey for the last four years has been one of the most fulfilling experiences of my career and I'll continue to root for the team as they empower the next generation."

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: April 18, 2023	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer